SECOND RESTATED
CERTIFICATE OF INCORPORATION
OF
NETGURU, INC.

netGuru, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The present name of the Corporation is netGuru, Inc. The Corporation was originally incorporated under the name Research Engineers, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 16, 1996.

B. Pursuant to Sections 245 and 242 of the General Corporation Law of the State of Delaware, this Second Restated Certificate of Incorporation restates, integrates and further amends the provisions of the certificate of incorporation of this Corporation.

C. The text of the certificate of incorporation of this Corporation shall be amended and restated, effective as of 5:00 p.m. Eastern Standard Time on December 14, 2006, to read in full as follows:

I

1.1 Name. The name of the Corporation is NETGURU, INC.

1.2 Purpose and Duration. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware. The Corporation is to have perpetual existence.

II

2.1 Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, New Castle County, Delaware 19808. The registered agent for service of process at that address is The Prentice-Hall Corporation System, Inc.

2.2 Directors. The number of directors which shall constitute the whole Board of Directors of the Corporation (the “Board of Directors”) shall be fixed by or in the manner provided in the Bylaws of the Corporation. Directors need not be elected by written ballot.

2.3 Changes to Certificate of Incorporation and Bylaws. Subject to the terms and conditions contained herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

I

III

3.1 Authorized Shares. The Corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is 179,795,816, of which 150,000,000 shall be designated Common Stock, par value of $.0l per share, and 29,795,816 shall be designated Preferred Stock, par value of $.0l per share. Of the 29,795,816 shares designated as Preferred Stock, 1,608,612 shares shall be designated Series A Preferred Stock (the “Series A Preferred”) and shall have the rights, preferences, privileges and restrictions specified in Section 3.3 below, 1,449,204 shares shall be designated Series B Preferred Stock (the “Series B Preferred”) and shall have the rights, preferences, privileges and restrictions specified in Section 3.4 below, and 21,738,000 shares shall be designated Series C Preferred Stock (the “Series C Preferred”) and shall have the rights, preferences, privileges and restrictions specified in Section 3.5 below. Upon the amendment of this Section 3.1 to read as herein set forth, each fifteen (15) shares of Common Stock outstanding will be converted into one (1) share of Common Stock, with fractional shares that would result from such conversion being rounded up to the nearest whole share.

3.2 Undesignated Preferred Stock. Subject to Sections 3.3.11, 3.4.11 and 3.5.10 hereof, the remaining 5,000,000 shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said classes or series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such class or series may differ from those of any and all other classes or series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority, subject to any limitations contained in any class or series of Preferred Stock at any time outstanding, to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such class or series, including, but without limiting the generality of the foregoing, the following:

(a) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such class or series, which number (except as otherwise provided by the Board of Directors in the resolution establishing such class or series) may be increased or decreased (but not below the number of shares of such class or series then outstanding) from time to time by like action of the Board of Directors;

(b) The rights in respect of dividends, if any, of such class or series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

(c) The right, if any, of the holders of such class or series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation and the terms and conditions of such conversion or exchange;

(d) Whether or not shares of such class or series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such class or series of Preferred Stock may be redeemed;

(e) The rights, if any, of the holders of such class or series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

(f) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such class or series of Preferred Stock;

(g) The voting powers, if any, of the holders of any class or series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class or series by itself or together with the holders of any other class or classes or series of the same or other class or classes of Preferred Stock or all classes or series of Preferred Stock, to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation, or a specified number or portion of directorships in addition to the then-existing number of authorized directorships of the Corporation) generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto; and

(h) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

3.3 Series A Preferred. The designated powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Series A Preferred Stock are as follows.

3.3.1 Dividends. The holders of Series A Preferred Stock shall be entitled to receive an eight percent (8%) per annum paid in kind dividend in accordance with the following terms:

(a) Unless the context otherwise requires, the terms defined in this Section 3.3.1 shall have, for all purposes of Section 3.3, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

(i) “Annual Per Share PIK Dividend Amount” shall mean a fraction of one share of Series A Preferred Stock equal to eight percent (8%) per annum of one share of the Series A Preferred Stock.

(ii) “Business Day” shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in Los Angeles, California are authorized or obligated by law to close.

(iii) “Holder” shall mean the record holder of one or more shares of Series A Preferred Stock, as shown on the books and records of the Corporation.

(iv) “PIK Dividends” shall mean the paid-in-kind dividends as set forth in Section 3.3.1(b) below.

(v) “PIK Dividend Payment Date” shall mean March 31, June 30, September 30, and December 31, of each year during the PIK Dividend Payment Period.

(vi) “PIK Dividend Payment Period” shall mean the period from, and after, the Series A Initial Issue Date, to and including the date that the Series A Preferred Stock is converted to Common Stock or otherwise redeemed.

(vii) “PIK Dividend Period” shall mean the period from, and after, the Series A Initial Issue Date, to, but not including, the first PIK Dividend Payment Date and thereafter, each quarterly period, including any PIK Dividend Payment Date to, but not including, the next PIK Dividend Payment Date.

(viii) “PIK Record Date” shall mean the date that is five Business Days prior to any PIK Dividend Payment Date.

(ix) “Series A Initial Issue Date” shall mean the date that shares of Series A Preferred Stock are first issued by the Corporation.

(b) The record holders of Series A Preferred Stock on each PIK Record Date shall receive on each PIK Dividend Payment Date during the PIK Dividend Payment Period per share dividends in additional fully paid and nonassessable shares of Series A Preferred Stock legally available for such purpose (such dividends being herein called “PIK Dividends”). PIK Dividends shall be paid by delivering to the record holders of Series A Preferred Stock a number of shares of Series A Preferred Stock equal to (i) the number of shares of Series A Preferred Stock held by such holder on the applicable PIK Record Date, multiplied by (ii) twenty-five percent (25%) of the Annual Per Share PIK Dividend Amount. The Corporation shall issue fractional shares of Series A Preferred Stock to which holders may become entitled pursuant to this Section 3.3.1(b).

(c) Prior to each PIK Record Date immediately preceding each PIK Dividend Payment Date, the Board of Directors of the Corporation shall declare PIK Dividends on the Series A Preferred Stock in accordance with Section 3.3.1(b) above, payable on the next PIK Dividend Payment Date. PIK Dividends on shares of Series A Preferred Stock shall accrue and be cumulative from the later of (i) the Series A Initial Issue Date and (ii) the date of issuance of such shares, notwithstanding the failure of the Board of Directors to declare and/or issue PIK Dividends with respect to any PIK Dividend Period. PIK Dividends shall be cumulative and payable in arrears during the PIK Dividend Payment Period on each PIK Dividend Payment Date, commencing on the first PIK Dividend Payment Date subsequent to the Series A Initial Issue Date, and for shares issued as PIK Dividends, commencing on the first PIK Dividend Payment Date after such shares are issued. If any PIK Dividend Payment Date occurs on a day that is not a Business Day, any accrued PIK Dividends otherwise payable on such PIK Dividend Payment Date shall be paid on the next succeeding Business Day. PIK Dividends shall be paid on each PIK Dividend Payment Date to the holders of record of the Series A Preferred Stock as their names shall appear on the share register of the Corporation on the PIK Record Date immediately preceding such PIK Dividend Payment Date. PIK Dividends on account of arrears for any past PIK Dividend Periods may be declared and paid at any time to the holders of record on the PIK Record Dates applicable to such past PIK Dividend Periods.

(d) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law.

(e) It is intended that the Series A Preferred Stock not constitute “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, and neither the Corporation nor the Holders shall treat the Series A Preferred Stock as such. Accordingly, payment of any and all PIK Dividends to be made hereunder or under any other transaction document by the Corporation to or for the benefit of any Holder is intended to be made free and clear of, and without deduction for, U.S. federal income and withholding taxes (“U.S. Taxes”). If the Corporation shall be required by law to deduct any such U.S. Taxes from or in respect of any PIK Dividends to be paid hereunder by the Corporation to or for the benefit of any Holder, then (a) the Holder shall pay to the Corporation the amount of such U.S. Taxes not to exceed ten percent (10%) of the fair market value of such PIK Dividend on the date such PIK Dividend is distributed in accordance with Section 3.3 (the “Fair Market Value”), and (b) upon payment by the applicable Holder the Corporation shall pay to or for the benefit of the applicable Holder, in addition to such PIK Dividend, an additional amount (the “Tax Gross Up Amount”), in cash, as necessary so that after making all required deductions on account of U.S. Taxes (including deductions applicable to additional sums required to be paid or deposited under this Section 3.3.1(e)) the amount received by such Holder (disregarding the payment made by such Holder to the Corporation pursuant to this sentence) shall be equal to the sum that would have been so received had no such deductions been made. If a Holder is required to pay any U.S. Taxes (other than U.S. Taxes determined on a net income basis) with respect to any PIK Dividends (as a result of the Corporation’s failure to withhold such U.S. Taxes or otherwise) in excess of ten percent (10%) of the Fair Market Value of such PIK Dividends, the Corporation shall indemnify and hold harmless such Holder from any such U.S. Taxes in an amount equal to the Tax Gross-Up Amount, and if the Corporation is required to pay any such U.S. Taxes with respect to any PIK Dividends, the Holder shall indemnify and hold harmless the Corporation from any such U.S. Taxes in an amount up to ten percent (10%) of the Fair Market Value of such PIK Dividends.

(f) The amount to be paid by the Corporation under Section 3.3.1(e) above shall be reduced by the amount of any credit, against any other tax due in any other jurisdiction, available to the Holder or its affiliates by reason of the payment of U.S. Taxes pursuant to Section 3.3.1(e) above. In no event shall the Corporation be liable for any U.S. Taxes required to be deducted from or in respect of any PIK Dividends by reason of any change in applicable law after the Series A Initial Issue Date (which shall be the responsibility of the Holder). Each Holder shall, if requested in writing by the Corporation, promptly provide the Corporation with a properly completed Form W-8 BEN or Form W-8 IMY (or successor forms), as applicable, including, if applicable, the eligibility of such Holder for a reduced rate of withholding pursuant to an applicable treaty.

3.3.2 Voting Rights.

(a) The holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock could be converted on the record date set for the vote or written consent of stockholders and, except as otherwise required by law or Section 3.3, shall have voting rights and powers equal to the voting rights and powers of the Common Stock (voting together with the Common Stock as a single class). The holder of each share of Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon any matter submitted to a vote of stockholders, except those matters required by law or by this certificate of incorporation to be submitted to a class vote. Fractional votes shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

(b) In addition to any other rights provided by law, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of not less than a majority of the total number of outstanding shares of the Series A Preferred Stock voting as a single class, cause any Liquidation Event as defined below. Each of the following shall be deemed a “Liquidation Event” for purposes of the preceding sentence: (a) the sale, lease or other transfer of all or substantially all of the assets of the Corporation; (b) the merger or consolidation of the Corporation into or with any other corporation resulting in the transfer of more than 50 percent of the voting power of the Corporation; and (c) the acquisition in any manner or form, including through the issuance of debt and/or stock and/or payment of cash, of all or substantially all of the assets or business or capital stock or ownership interest of another entity or business.

(c) The Series A Preferred Stock holders, voting together as a single class, shall be entitled to elect two (2) two members of the Board of Directors of the Corporation at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors.

3.3.3 Liquidation, Dissolution Or Winding Up.

(a) For purposes hereof, the “Series A Original Purchase Price” is $1.38 per share of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, then after the payment in full of the Series C Liquidation Preference to the holders of the Series C Preferred Stock and the distribution of the assets or surplus of the funds of the Corporation with respect thereto, pursuant to Section 3.5 below, the holders of Series A Preferred Stock then outstanding shall be entitled to receive, and prior to and in preference of any distribution of any of the assets or surplus of the funds of the Corporation to the holders of the Common Stock or any junior or other preferred stock subsequently designated (other than Series C Preferred Stock), including, without limitation, the Series B Preferred Stock as provided for in Section 3.4 below, by reason of their ownership thereof, an amount equal to the Series A Original Purchase Price per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) plus an amount equal to all accrued and unpaid dividends thereon, if any, without interest, and no more (all of the preceding collectively, the “Series A Liquidation Preference”). If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit such payment in full to the holders of Series A Preferred Stock, then the entire assets or remaining assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock based on the number of shares held by each holder of Series A Preferred Stock.

(b) After the payment of all preferential amounts required to be paid to the holders of the Series C Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then after the payment of all preferential amounts required to be paid to the holders of the Series A Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then after the payment of all preferential amounts required to be paid to the holders of any junior series of Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, any remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed ratably among the holders of the Common Stock.

(c) For purposes of Section 3.3, a “liquidation, dissolution or winding-up” means: any liquidation, dissolution or winding-up, either voluntary or involuntary, of the Corporation, (ii) a merger or consolidation of the Corporation with or into any other corporation or corporations as a result of which the stockholders of this Corporation immediately prior to the consummation of the merger or consolidation hold less than 50% of the voting securities of the surviving entity, or (iii) the sale, transfer or lease of all or substantially all of the assets of the Corporation.

3.3.4 No Redemption Rights. The Series A Preferred Stock shall not be subject to redemption, whether at the option of either the Corporation or any holder of the Series A Preferred Stock.

3.3.5 Conversion Rights.

(a) Optional Conversion. Each share of Series A Preferred Stock will be convertible, at the option of the holder thereof at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into one share of Common Stock.

(b) Automatic Conversion of Series A Preferred Stock. Each share of Series A Preferred Stock will be converted automatically into such number of shares of Common Stock as equals the number of shares issuable upon optional conversion, under Section 3.3.5(a) above, immediately prior to the closing of a firmly underwritten public offering pursuant to a registration statement (other than a registration statement relating either to the sale of securities to employees of the Corporation pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 under the Securities Act of 1933 (“Securities Act”)) under the Securities Act covering the Corporation’s Common Stock, which results in aggregate gross cash proceeds (prior to underwriters’ commissions and expenses) to the Corporation of at least $10,000,000 and which has a public offering price of not less than $5.00 per share (as appropriately adjusted for stock splits, combinations, reclassifications and the like).

(c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon the conversion of Series A Preferred Stock, and any fractional shares of Common Stock shall be rounded up to the next whole number. Before any holder of Series A Preferred Stock will be entitled to convert the same into shares of Common Stock, he or she will surrender the certificate or certificates therefor duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock and he or she will give written notice to the Corporation stating the name or names in which he or she wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation, as soon as practicable thereafter, will issue and deliver at such office to such holder or to his or her nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he or she will be entitled as aforesaid. Such conversion will be deemed to have been made immediately prior to the close of business on the date of notice of conversion provided by the holder to the Corporation, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(d) Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time or from time to time alters the effective date of the initial sale of the Series A Preferred Stock, effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding shares of the Series A Preferred Stock, then the number of shares into which each share of Series A Preferred Stock is convertible will be decreased or increased proportionately.

3.3.6 No Impairment. The Corporation, whether by amendment of Section 3.3 or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any terms to be observed or performed under Section 3.3 by the Corporation, but all times in good faith will assist in the carrying out all actions necessary or appropriate to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

3.3.7 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders or any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will mail to each holder of Series A Preferred Stock at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

3.3.8 Reservation of Stock Issuable Upon Conversion. The Corporation at all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock as from time to time would be required to effect the conversion of all then outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as may be available to the holders of Series A Preferred Stock for such failure, the Corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

3.3.9 Notices. Any notices required by the provisions of Section 3.3 to be given to the holders of shares or Series A Preferred Stock shall be given in writing and shall be conclusively deemed effectively given to persons located in the United States five (5) days after deposit in the United States mail, by registered or certified mail postage prepaid, or upon actual receipt if given by any other method or to persons located outside of the United States, addressed to such holder at his address appearing on the books of the Corporation.

3.3.10 Recapitalizations. If at any time, or from time to time, there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 3.3), provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such shares of such Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock issued upon conversion of such Series A Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustments shall be made in the application of the provisions of Section 3.3 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of Section 3.3 shall be applicable after that event in as nearly an equivalent manner as may be practicable.

3.3.11 Ranking. Except for Series C Preferred Stock which shall rank senior to all Preferred Stock with respect to the payment of dividends and the distribution of assets, the Series A Preferred Stock shall rank senior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets. Further, so long as any shares of Series A Preferred Stock are outstanding, no new class or series of stock shall hereafter be created or authorized which is entitled to dividends or shares in distribution of assets on a parity with or in priority to the Series A Preferred Stock, nor shall there be created or authorized any securities convertible into shares of any such stock, unless the holders of record of not less than two-thirds of the number of shares of the Series A Preferred Stock then outstanding (as a single class separate from the holders of all other classes of stock) shall vote therefore in person or by proxy at the meeting of stockholders at which the creation or authorization of such new class of stock or such convertible securities is considered.

3.3.12 Amendment. Section 3.3 shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

3.3.13 Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

3.4 Series B Preferred Stock. The designated powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Series B Preferred Stock are as follows.

3.4.1 Dividends. The holders of Series B Preferred Stock shall not be entitled to receive any dividends.

3.4.2 Voting Rights. The holder of each share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock could be converted on the record date set for the vote or written consent of stockholders and, except as otherwise required by law or this Section 3.4, shall have voting rights and powers equal to the voting rights and powers of the Common Stock (voting together with the Common Stock as a single class). The holder of each share of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon any matter submitted to a vote of stockholders, except those matters required by law or by this certificate of incorporation to be submitted to a class vote. Fractional votes shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

3.4.3 Liquidation, Dissolution Or Winding Up.

(a) For purposes hereof, the “Series B Original Purchase Price” is $1.38 per share of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, then after the payment in full of the Series C Liquidation Preference to the holders of the Series C Preferred Stock and the distribution of the assets or surplus of the funds of the Corporation with respect thereto, pursuant to Section 3.5 below, and thereafter, after the payment in full of the Series A Liquidation Preference to the holders of the Series A Preferred Stock and the distribution of the assets or surplus of the funds of the Corporation with respect thereto, pursuant to Section 3.3 above, the holders of Series B Preferred Stock then outstanding shall then be entitled to receive, by reason of their ownership thereof, an amount equal to the Series B Original Purchase Price per share (as adjusted for stock splits, stock dividends, recapitalizations and the like). If the assets of the Corporation available for distribution to the holders of Series B Preferred Stock shall be insufficient to permit such payment in full to the holders of Series B Preferred Stock, then the entire assets or remaining assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock based on the number of shares held by each holder of Series B Preferred Stock.

(b) After the payment of all preferential amounts required to be paid to the holders of the Series C Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then thereafter the payment of all preferential amounts required to be paid to the Series A Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then thereafter the payment of all preferential amounts required to be paid to the Series B Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then after the payment of all preferential amounts required to be paid to the holders of any junior series of Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, any remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed ratably among the holders of the Common Stock.

3.4.4 No Redemption Rights. The Series B Preferred Stock shall not be subject to redemption, whether at the option of either the Corporation or any holder of the Series B Preferred Stock.

3.4.5 Conversion Rights.

(a) Optional Conversion. Each share of Series B Preferred Stock will be convertible, at the option of the holder thereof at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into one share of Common Stock.

(b) Automatic Conversion of Series B Preferred Stock. Each share of Series B Preferred Stock will be converted automatically into such number of shares of Common Stock as equals the number of shares issuable upon optional conversion, under Section 3.4.5(a) above, immediately prior to the closing of a firmly underwritten public offering pursuant to a registration statement (other than a registration statement relating either to the sale of securities to employees of the Corporation pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 under the Securities Act of 1933 (“Securities Act”)) under the Securities Act covering the Corporation’s Common Stock, which results in aggregate gross cash proceeds (prior to underwriters’ commissions and expenses) to the Corporation of at least $10,000,000 and which has a public offering price of not less than $5.00 per share (as appropriately adjusted for stock splits, combinations, reclassifications and the like).

(c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon the conversion of Series B Preferred Stock, and any fractional shares of Common Stock shall be rounded up to the next whole number. Before any holder of Series B Preferred Stock will be entitled to convert the same into shares of Common Stock, he or she will surrender the certificate or certificates therefor duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and he or she will give written notice to the Corporation stating the name or names in which he or she wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation, as soon as practicable thereafter, will issue and deliver at such office to such holder or to his or her nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he or she will be entitled as aforesaid. Such conversion will be deemed to have been made immediately prior to the close of business on the date of notice of conversion provided by the holder to the Corporation, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(d) Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time or from time to time alters the effective date of the initial sale of the Series B Preferred Stock, effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding shares of the Series B Preferred Stock, then the number of shares into which each share of Series B Preferred Stock is convertible will be decreased or increased proportionately.

3.4.6 No Impairment. The Corporation, whether by amendment of Section 3.4 or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any terms to be observed or performed under Section 3.4 by the Corporation, but all times in good faith will assist in the carrying out all actions necessary or appropriate to protect the conversion rights of the holders of Series B Preferred Stock against impairment.

3.4.7 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders or any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will mail to each holder of Series B Preferred Stock at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

3.4.8 Reservation of Stock Issuable Upon Conversion. The Corporation at all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Common Stock as from time to time would be required to effect the conversion of all then outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, in addition to such other remedies as may be available to the holders of Series B Preferred Stock for such failure, the Corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

3.4.9 Notices. Any notices required by the provisions of Section 3.4 to be given to the holders of shares or Series B Preferred Stock shall be given in writing and shall be conclusively deemed effectively given to persons located in the United States five (5) days after deposit in the United States mail, by registered or certified mail postage prepaid, or upon actual receipt if given by any other method or to persons located outside of the United States, addressed to such holder at his address appearing on the books of the Corporation.

3.4.10 Recapitalizations. If at any time, or from time to time, there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 3.4), provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of such shares of such Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock issued upon conversion of such Series B Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustments shall be made in the application of the provisions of Section 3.4 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of Section 3.4 shall be applicable after that event in as nearly an equivalent manner as may be practicable.

3.4.11 Ranking. The Series B Preferred Stock shall rank junior to Series C Preferred Stock and Series A Preferred Stock as to the distribution of assets, and the Series B Preferred Stock shall rank senior to all other series of the Corporation’s Preferred Stock (other than Series C Preferred Stock and Series A Preferred Stock which shall be senior at all times to the Series B Preferred Stock with respect to the distribution of assets and the payment of dividends) as to the distribution of assets. Further, so long as any shares of Series B Preferred Stock are outstanding, except for the Series C Preferred Stock and the Series A Preferred Stock which shall rank senior to the Series B Preferred Stock, no new class or series of stock shall hereafter be created or authorized which is entitled to shares in distribution of assets on a parity with or in priority to the Series B Preferred Stock, nor shall there be created or authorized any securities convertible into shares of any such stock, unless the holders of record of not less than two-thirds of the number of shares of the Series B Preferred Stock then outstanding (as a single class separate from the holders of all other classes of stock) shall vote therefore in person or by proxy at the meeting of stockholders at which the creation or authorization of such new class of stock or such convertible securities is considered.

Notwithstanding any provision in Section 3.4 to the contrary, however, no approval by the holders of Series B Preferred Stock shall be required with respect to any changes that are made to the rights, preferences, and privileges of Series B Preferred Stock if such changes are substantially similar to the changes to the rights, preferences and privileges to the Series A Preferred Stock that have been approved by a vote in person or by proxy of two-thirds of the number of shares of the Series A Preferred Stock then outstanding (as a single class separate from the holders of all other classes of stock).

3.4.12 Amendment. Section 3.4 shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series B Preferred Stock, voting separately as a class.

3.4.13 Fractional Shares. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends; participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

3.4.14 Observer Seat. The majority of the outstanding shares of Series B Preferred Stock shall have the right to appoint a representative (the “Series B Representative”) who shall have the right to attend all meetings of the Corporation’s Board of Directors in a nonvoting observer capacity, to receives notice of such meetings and to receive the information provided by the Corporation to the Board of Directors; provided, however, that the Corporation may require as a condition precedent to the right to exercise such observer rights under this Section 3.4.14 that each person proposing to attend any meeting of the Corporation’s Board of Directors and each person to have access to any of the information provided by the Corporation to the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise; and, provided further, that the Corporation reserves the right to require the Series B Representative to execute a nondisclosure agreement in a form reasonably acceptable to the Corporation and which provides that such Series B Representative shall not disclose or use any trade secrets of the Corporation. Notwithstanding the foregoing, holders of Series B Preferred Stock shall have no rights under this Section 3.4.14 during any period in which any holder of Series B Preferred Stock is serving as a director of the Corporation.

3.5 Series C Preferred Stock. The designated powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Series C Preferred Stock are as follows.

3.5.1 Dividends. The holders of Series C Preferred Stock shall be entitled to receive a monthly dividend out of the retained earnings of the Corporation in accordance with the following terms:

(a) Unless the context otherwise requires, the terms defined in this Section Section 3.5.1 shall have, for all purposes of Section 3.5, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

(i) “Monthly Per Share Series C Dividend Amount” shall mean for each one share of Series C Preferred Stock an amount derived from the following formula: (i) during each of the first 12 months following the date of issuance of the relevant shares of Series C Preferred Stock, the product of (a) the Series C Original Issue Price per share (as defined below) divided by one dollar, which quotient is (b) multiplied by $.00750; (ii) during each of the next succeeding 36 months thereafter, the product of (a) the Series C Original Issue Price per share divided by one dollar, which quotient is (b) multiplied by $.03180; and (iii) from and after the 48th month following the date of issuance of the relevant shares of Series C Preferred Stock, such shares shall bear no dividend.

(ii) “Business Day” shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in Los Angeles, California are authorized or obligated by law to close.

(iii) “Holder” shall mean the record holder of one or more shares of Series C Preferred Stock, as shown on the books and records of the Corporation.

(iv) “Series C Dividends” shall mean the cash dividends as set forth in Section 3.5.1(b) below.

(v) “Series C Dividend Payment Date” shall mean the first day of each calendar month of each year during the Series C Dividend Payment Period.

(vi) “Series C Dividend Payment Period” shall mean the period from, and including, the Initial Issue Date, to and including the date that the Series C Preferred Stock is redeemed.

(vii) “Series C Dividend Period” shall mean the period from, and including, the Initial Issue Date, to, but not including, the first Series C Dividend Payment Date and thereafter, each monthly period, including any Series C Dividend Payment Date to, but not including, the next Series C Dividend Payment Date.

(viii) “Series C Initial Issue Date” shall mean the date that shares of Series C Preferred Stock are first issued by the Corporation.

(ix) “Series C Record Date” shall mean the date that is five Business Days prior to any Series C Dividend Payment Date.

(b) The record holders of Series C Preferred Stock on each Series C Record Date shall receive on each Series C Dividend Payment Date during the Series C Dividend Payment Period per share dividends legally available for such purpose (such dividends being herein called “Series C Dividends”). Series C Dividends shall be paid by delivering to the record holders of Series C Preferred Stock the cash dividend per share then due.

(c) Prior to each Series C Record Date immediately preceding each Series C Dividend Payment Date, the Board of Directors of the Corporation shall declare Series C Dividends on the Series C Preferred Stock in accordance with Section 3.5.1(b) above, payable on the next Series C Dividend Payment Date. Series C Dividends on shares of Series C Preferred Stock shall accrue and be cumulative from the date of issuance of such shares, notwithstanding the failure of the Board of Directors to declare and/or pay such Series C Dividends with respect to any Series C Dividend Period. Series C Dividends shall be cumulative and payable in arrears during the Series C Dividend Payment Period on each Series C Dividend Payment Date, commencing on the first Series C Dividend Payment Date. If any Series C Dividend Payment Date occurs on a day that is not a Business Day, any accrued Series C Dividends otherwise payable on such Series C Dividend Payment Date shall be paid on the next succeeding Business Day. Series C Dividends shall be paid on each Series C Dividend Payment Date to the holders of record of the Series C Preferred Stock as their names shall appear on the share register of the Corporation on the Series C Record Date immediately preceding such Series C Dividend Payment Date. Series C Dividends on account of arrears for any past Series C Dividend Periods may be declared and paid at any time to the holders of record on the Series C Record Dates applicable to such past Series C Dividend Periods.

(d) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series C Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time if such declaration or payment shall be restricted or prohibited by law.

(e) Dividends on the Series C Preferred Stock shall be payable in preference and prior to any payment of any dividend on any other series of Preferred Stock or on the Common Stock of the Corporation. No dividends or other distributions (other than those payable solely in the Common Stock or Series A Preferred Stock of the Corporation) may be declared or paid on any shares of Common Stock or Series A Preferred Stock of the Corporation during any fiscal year of the Corporation until all declared dividends on the Series C Preferred Stock for the fiscal year in question are paid or set apart for payment

3.5.2  Voting Rights.

(a) The holder of each share of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Series C Preferred Stock held on the record date set for the vote or written consent of stockholders and, except as otherwise required by law or Section 3.5, shall have voting rights and powers equal to the voting rights and powers of the Common Stock (voting together with the Common Stock as a single class). The holder of each share of Series C Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon any matter submitted to a vote of stockholders, except those matters required by law or by this certificate of incorporation to be submitted to a class vote. Fractional votes shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

(b) In addition to any other rights provided by law, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of not less than a majority of the total number of outstanding shares of the Series C Preferred Stock voting as a single class, cause any “liquidation, dissolution or winding-up” as such term is defined in Section 3.3.3(c) above.

3.5.3  Liquidation, Dissolution Or Winding Up.

(a) For purposes hereof, the “Series C Original Issue Price” shall mean the original issuance price per share upon which each share of Series C Preferred Stock was issued as determined by the Board with respect to each such issuance (as adjusted for any stock dividends, combinations or splits with respect to such shares). For purposes hereof, the “Series C Redemption Price” is 125% of the Series C Original Issue Price. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series C Preferred Stock then outstanding shall be entitled to receive, and prior to and in preference of any distribution of any of the assets or surplus of the funds of the Corporation to the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, or any junior or other preferred stock subsequently designated by reason of their ownership thereof, an amount equal to the Series C Redemption Price per share (as adjusted for stock splits, stock dividends, recapitalizations and the like) plus an amount equal to all accrued and unpaid dividends thereon. if any, together with interest on the accrued but unpaid dividends at 10% percent per annum, and no more (all of the preceding collectively, the “Series C Liquidation Preference”). If the assets of the Corporation available for distribution to the holders of Series C Preferred Stock shall be insufficient to permit such payment in full to the holders of Series C Preferred Stock, then the entire assets or remaining assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock based on the number of shares held by each holder of Series C Preferred Stock.

(b)  After the payment of all preferential amounts required to be paid to the holders of the Series C Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then after the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then thereafter, the payment of all preferential amounts required to be paid to the holders of Series B Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, and then thereafter any junior Series of Preferred Stock then issued and outstanding upon the dissolution, liquidation or winding up of the Corporation, any remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed ratably among the holders of the Common Stock.

3.5.4 Redemption Rights. The Series C Preferred Stock may be redeemed in full or in part, to the extent it may lawfully do so, at the Corporation’s election from time to time and subject to the following:

(a)  The Corporation may redeem the number of shares of Series C Preferred Stock specified in a declaration by the Board of Directors (the “Redemption Notice”) delivered to the holders of Series C Preferred Stick and which Redemption Notice will specify the date of payment (each a “Redemption Date”), by paying in cash therefore a sum equal to the Series C Redemption Price per share of such Series C Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus any dividends declared but unpaid (the “Redemption Price”). Shares of Series C Preferred Stock shall be redeemed on a pro rata basis among all of the issued and outstanding shares of Series C Preferred Stock determined as of the date that the Redemption Notice is sent to the holders of Series C Preferred Stock.

(b)  Surrender of Certificate. The holder of any shares of Series C Preferred Stock redeemed pursuant to the redemption rights herein shall not be entitled to receive payment for such shares until such holder shall cause to be delivered to the Corporation’s principal office or such other place as the corporation may specify, (i) the certificates representing such shares of Series C Preferred Stock and (ii) transfer instrument(s) satisfactory to the corporation and sufficient to transfer such shares of Series C Preferred Stock to the Corporation free of any adverse interest.

3.5.5  Effect of Redemption. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of the Series C Preferred Stock designated for redemption in the Redemption Notice as holders of such Series of Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

3.5.6  Payment for Shares. If the funds of the Corporation legally available for redemption of shares of Series C Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of such Series C Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the holdings of such Series C Preferred Stock. The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series C Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed.

3.5.7  No Impairment. The Corporation, whether by amendment of Section 3.5 or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any terms to be observed or performed under Section 3.5 by the Corporation, but all times in good faith will assist in the carrying out all actions necessary or appropriate to protect the liquidation rights of the holders of Series C Preferred Stock against impairment.

3.5.8  Notices of Record Date. In the event of any taking by the Corporation of a record of the holders or any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will mail to each holder of Series C Preferred Stock at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

3.5.9 Notices. Any notices required by the provisions of Section 3.5 to be given to the holders of shares or Series C Preferred Stock shall be given in writing and shall be conclusively deemed effectively given to persons located in the United States five (5) days after deposit in the United States mail, by registered or certified mail postage prepaid, or upon actual receipt if given by any other method or to persons located outside of the United States, addressed to such holder at his address appearing on the books of the Corporation.

3.5.10 Ranking. The Series C Preferred Stock shall rank senior to all other series of the Corporation’s Preferred Stock as to redemption, payment of dividends and the distribution of assets. Further, so long as any shares of Series C Preferred Stock are outstanding, no new class or series of stock shall hereafter be created or authorized which is entitled to dividends or shares in distribution of assets on a parity with or in priority to the Series C Preferred Stock, nor shall there be created or authorized any securities convertible into shares of any such stock or which provide for mandatory redemption rights, nor shall the Corporation redeem any shares of Common Stock or Preferred Stock (other than Series C Preferred Stock) or any other preferred stock to be created hereafter by the Corporation, unless the holders of record of not less than two-thirds of the number of shares of the Series C Preferred Stock then outstanding (as a single class separate from the holders of all other classes of stock) shall vote therefore in person or by proxy at the meeting of stockholders at which the creation or authorization of such new class of stock or such convertible securities is considered.

3.5.11 Amendment. Section 3.5 shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series C Preferred Stock, voting separately as a class.

3.5.12 Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

1.1.1
IV

4.1 Limitation of Directors’ Liability. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article IV shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

4.2 Indemnification of Corporate Agents.

4.2.1 The Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

4.2.2 In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time, pay to such person any and all expenses (including attorneys’ fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this Article.

4.2.3 Sections 4.2.1 and 4.2.2 to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation’s securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful.

4.2.4 The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Second Restated Certificate of Incorporation, the Bylaws of the Corporation, by agreement, vote of stockholders, or disinterested directors or otherwise.

4.3 Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, this Second Restated Certificate of Incorporation has been executed by the undersigned duly authorized officer of the Corporation on December 14, 2006.

NETGURU, INC.

By: /s/ Bruce K. Nelson
Bruce K. Nelson, Secretary